UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 27, 2006 (November 20, 2006)

UNIVERSAL COMPRESSION PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

4444 Brittmoore Road

Houston, TX 77041

(Address of principal executive office)

(713) 335-7000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of G. Stephen Finley

On November 20, 2006, G. Stephen Finley was appointed as a member of the board of directors of UCO GP, LLC (the “Board”) by the board of directors of its sole member, Universal Compression, Inc.  UCO GP, LLC is the general partner of UCO General Partner, LP, which is the general partner of Universal Compression Partners, L.P. (the “Partnership”).  Also on November 20, 2006, the Board appointed Mr. Finley to the audit committee, the conflicts committee and the compensation committee of UCO GP, LLC.  J. Michael Anderson stepped down from the audit committee of the Board on November 20, 2006, and as a result, the audit committee is now comprised of three independent directors, as such independence requirements are established by the NASDAQ Global Market and the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.  The Board also determined that Mr. Finley has accounting or related financial management expertise and satisfies the requirements of an “audit committee financial expert,” all as determined pursuant to the rules and regulations established by the SEC.

There is no arrangement or understanding between Mr. Finley and any other persons pursuant to which he was selected as a director.  There are no relationships between Mr. Finley and UCO GP, LLC, UCO General Partner, LP or the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Finley, age 55, worked for Baker Hughes Incorporated from 1982 to 2006, serving as Senior Vice President, Finance & Administration and Chief Financial Officer from 1999 to 2006.  Mr. Finley also serves as a director and audit committee chairman for Ocean Rig ASA (a Norwegian-based drilling contractor).  Mr. Finley is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Establishment of a Compensation Committee

On November 20, 2006, the Board established a compensation committee, which is charged with matters pertaining to the compensation of directors, officers and other personnel of UCO GP, LLC, the review, approval and administration of any incentive plans put in place by UCO GP, LLC or the Partnership and such other related matters as may be directed by the Board.  Mr. Finley, Mark A. McCollum and James G. Crump were appointed to the compensation committee, with Mr. Finley serving as the chair.

Establishment of Non-Employee Director Compensation

On and effective November 20, 2006, the Board established the compensation for non-employee directors of UCO GP, LLC.  Officers or employees of UCO GP, LLC or its affiliates who also serve as directors are not entitled to receive additional compensation for their service as a director of UCO GP, LLC.  The compensation for non-employee directors of UCO GP, LLC consists of the following components:

•      An annual retainer of $25,000;

•                  Annual phantom unit compensation of $40,000 pursuant to the Partnership’s Long-Term Incentive Plan;

•                  An annual retainer for the chairs of the audit committee, conflicts committee and compensation committee of $10,000, $5,000 and $5,000, respectively;

•                  A fee per Board meeting of $1,000 if attended in person or $500 if attended telephonically;

•                  A fee per committee meeting for each committee member who is a chairperson of $1,500, whether attended in person or telephonically; and

•                  A fee per committee meeting for each committee member who is a non-chairperson of $1,000 if attended in person or $500 if attended telephonically.

On November 20, 2006, the Board granted 1,607 phantom units under the Long-Term Incentive Plan to Mr. Finley.  Messrs. Crump and McCollum previously received grants of 2,000 phantom units in connection with the completion of the Partnership’s initial public offering in October 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL COMPRESSION PARTNERS, L.P.

	By:	UCO General Partner, LP,
its general partner

	By:	UCO GP, LLC,
its general partner

Dated: November 27, 2006	By:	/s/ Daniel K. Schlanger
Daniel K. Schlanger
Senior Vice President and Chief Financial Officer